EXHIBIT 21.01

Subsidiaries of the Registrant

Name of Subsidiary	Country/State of Incorporation/Organization

Best4U Media Sarl	Switzerland

Elocom Mobile Entertainment GmbH	Germany

EMBP 455, LLC	California

EMBP 685, LLC	California

eNIC Corporation	Washington

Garden Acquisition LLC	Delaware

Global Registration Services Limited	United Kingdom

iDefense, Inc.	Delaware

iLove GmbH	Germany

Jamba! GmbH	Germany

Jamba! AG Schweiz	Switzerland

Jamba! B.V.	Netherlands

JAMBA Service GmbH	Germany

Jamster International Sarl	Switzerland

LightSurf International, Inc.	California

LightSurf Technologies, Inc.	California

Lorena Medienagentur GmbH	Germany

Moreover Technologies, Inc.	Delaware

Moreover Technologies Limited	United Kingdom

Name Engine, Inc.	Delaware

NameSecure, Inc.	Delaware

NS Holding Company	Delaware

Ojom GmbH	Germany

R4 Global Solutions, Inc.	California

Retails Solutions International, Inc.	Delaware

Retail Solutions LLC	Rhode Island

Thawte Consulting (Pty) Limited	South Africa

Thawte Holdings (Pty) Limited	South Africa

Thawte On-Line Security Services (Pty) Limited	South Africa

Thawte Technologies, Inc.	Delaware

Thawte, Inc.	Delaware

The .tv Corporation International	Delaware

TLDS, Inc.	Delaware

Tocop Sarl	Switzerland

VeriSign (Europe) Sarl	Switzerland

VeriSign US Registrar, Inc.	Delaware

VeriSign Australia (Pty) Limited	Australia

VeriSign Brasil Ltda.	Brazil

VeriSign Canada Limited	Canada

VeriSign Capital Management, Inc.	Delaware

VeriSign Denmark ApS	Denmark

VeriSign Deutschland GmbH	Germany

VeriSign France SAS	France

VeriSign Germany Holding GmbH	Germany

VeriSign Holding AB	Sweden

VeriSign Hong Kong Limited	Hong Kong

VeriSign India Private Limited	India

VeriSign Information Services, Inc.	Delaware

VeriSign International Holdings, Inc.	Delaware

VeriSign Italy S.r.l.	Italy

VeriSign Japan K.K.	Japan

VeriSign Korea Ltd.	Korea

VeriSign Netherlands B.V.	Netherlands

VeriSign Norway AS	Norway

VeriSign Real Estate Holdings, Inc.	Nevada

VeriSign Reinsurance Company, Ltd.	Bermuda

VeriSign Services India Private Limited	India

VeriSign Spain S.L.	Spain

VeriSign Sweden AB	Sweden

VeriSign Switzerland SA	Switzerland

VeriSign UK Limited	United Kingdom